EXHIBIT 11

                        INTELLIGENT MEDICAL IMAGING, INC.
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                                                            THREE MONTHS              THREE MONTHS
                                                                                ENDED                    ENDED
                                                                           MARCH 31, 1996            MARCH 31, 1995
                                                                           --------------            --------------
Net income (loss)                                                            $  144,117               $(1,009,813)
                                                                             ==========               ===========
Primary

         Weighted average common shares outstanding                           7,313,380                 6,844,877

         Net common shares issuable on exercise of
              certain stock options and warrants (1)                          1,918,526                       --
                                                                             ----------               -----------

         Average common and common equivalent shares                          9,231,906                 6,844,877
                                                                             ==========                ==========

         Per share amounts                                                   $     0.02                $    (0.15)
                                                                             ==========                ==========

Fully Diluted

         Weighted average common shares outstanding                           7,313,380                 6,844,877

         Net common shares issuable on exercise of
              certain stock options and warrants. (1)                         1,935,667                       --
                                                                             ----------                ----------

         Average common and common equivalent shares                          9,249,047                 6,844,877
                                                                             ==========                ==========

         Per share amounts                                                   $     0.02                $    (0.15)
                                                                             ==========                ==========

- - ----------------------------------------------
(1) Net common shares issuable on exercise of certain stock options is calculated based on the treasury stock method using the average market price for the primary calculation and the ending market price, if higher than the average, for the fully diluted calculation.